UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): May 22, 2008

MEDICAL SOLUTIONS MANAGEMENT INC.

(Exact name of registrant as specified in its charter)

Nevada	0-27084	86-0214815
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

237 Cedar Hill Street

Marlboro, Massachusetts 01752

(Address of principal executive offices) (Zip Code)

(508) 597-6300

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☒ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

On May 22, 2008, Medical Solutions Management Inc. (the “Company”) entered into a non-binding memorandum of terms (the “MOT”) pursuant to which the Company will acquire the subsidiaries of Andover Medical, Inc. (“Andover”) and Certified Diabetic Services, Inc. (“CDIP”). Andover and CDIP are collectively referred to herein as the “Target Companies.”

The MOT contemplates that the parties will negotiate and execute a definitive agreement and plan of consolidation (the “Plan of Consolidation”) pursuant to which the Company will acquire the following subsidiaries of the Target Companies: (i) Certified Diabetic Supplies, Inc., (ii) CDS Health Management, Inc., (iii) CDS Medical Supplies, Inc., (iv) Certified Pharmacies of America, Inc., and Andover’s two operating subsidiaries, (v) Ortho-Medical Products, Inc. and (vi) Rainier Surgical Incorporated. The parties may also form a new holding company to be incorporated in Delaware (“Holdco”), in which case each of the Company, Andover and CDIP would become subsidiaries of Holdco, the shareholders of each such company would receive shares of Holdco common stock to reflect the overall ownership percentages described below, and the transaction would be structured on an overall basis to effect the material business agreement of the parties described herein and as may be otherwise negotiated.

The Plan of Consolidation will provide that in exchange for the capital stock of the above-referenced subsidiaries, the Target Companies’ shareholders shall receive shares of the Company’s common stock as described below. As a result, the percentage of beneficial ownership of the Company common stock owned by each of the parties shall be as follows: (i) former CDIP shareholders—forty-five (45%) percent, (ii) existing Company shareholders—twenty (20%) percent, and (iii) former Andover shareholders—thirty-five (35%) percent (calculated on an as-converted basis, i.e., inclusive of common stock, preferred stock and convertible debentures, but exclusive of options and warrants). An additional 10% of the issued and outstanding shares of common stock of the Company (calculated on the closing date) shall be issued to the former shareholders of the respective companies following the closing based upon the respective performances of the Company, Andover and CDIP in achieving revenue and earnings targets during calendar year 2008.

With respect to management and governance, it is anticipated that the composition of the Company’s Board of Directors shall change and be increased to nine members, the majority of whom shall be deemed independent in order to help facilitate a proposed listing on a stock exchange.

The closing of the transactions contemplated by the Plan of Consolidation is conditioned upon and subject to satisfactory completion of due diligence, respective Board of Director and shareholder approval, the effectiveness of a registration statement covering the shares of the Company’s common stock to be issued to the shareholders of the Target Companies and certain shares currently held by certain of the Company shareholders, and other customary closing conditions.

THE INFORMATION IN THIS CURRENT REPORT ON FORM 8-K IS NOT COMPLETE AND MAY CHANGE. MEDICAL SOLUTIONS MANAGEMENT INC. MAY NOT SELL THE SECURITIES REFERENCED HEREIN UNTIL A REGISTRATION STATEMENT IS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION AND DECLARED EFFECTIVE. THIS FORM 8-K IS NOT AND SHALL NOT BE DEEMED TO BE AN OFFER TO SELL ANY SECURITIES OF MEDICAL SOLUTIONS MANAGEMENT INC. AND MEDICAL SOLUTIONS MANAGEMENT INC. IS NOT SOLICITING AN OFFER TO BUY ANY SUCH SECURITIES IN ANY STATE WHERE THE OFFER OR SALE IS NOT PERMITTED.

Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. All statements other than statements of historical facts included in this report are forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of the Company and the other parties described herein to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors which, could impact the Company and the forward-looking statements contained herein are included in the Company’s periodic reports and other filings filed with the SEC. The Company assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: May 28, 2008

MEDICAL SOLUTIONS MANAGEMENT INC.

By:	/s/ Lowell Fisher
Name: Lowell Fisher Title: Interim Chief Executive Officer